UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2017

CLOUD SECURITY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-54440	27-4479356
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2 Park Plaza, Suite 400

Irvine, CA 92691

(Address of principal executive office)

(949) 769-3536

(Registrant's telephone number, including area code)

927 Canada Ct.

City of Industry, CA 91748

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01          Entry into Material Definitive Agreement

On June 28, 2017, Goldenrise Development, Inc., a California corporation (“Goldenrise”) and Cloud Security Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Michael R. Dunn, the Company’s sole officer and director (the “Purchaser”). Pursuant to the Agreement, Goldenrise agreed to sell and Purchaser agreed to purchase 12,000,000 restricted common stock shares of the Company (the “Shares”), representing approximately 92.12% of the Company’s outstanding shares of common stock. In consideration for the Shares, Purchaser will pay to Goldenrise a total of $400,000 as follows: (i) $180,000 on or before July 15, 2017 (the “Closing”), (ii) $180,000 shall be withheld by Purchaser and applied towards monies owed by Seller to Purchaser; and (iii) $40,000 shall be with withheld by Purchaser and applied towards invoices related to the audit and legal fees associated with the reporting requirements of the Company through the date of Closing. The Agreement is subject to certain customary conditions to Closing.

The transaction contemplated by the Agreement would effectuate a change in control of the Company should it ultimately close. Purchaser would own approximately 92.12% of the Company's issued and outstanding common stock. There are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of officers or other matters.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text thereof, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 1.02          Termination of Material Definitive Agreement

On March 31, 2017, Goldenrise and the Company entered into a Stock Purchase Agreement (the “Expired Agreement”) with Zhi Lu Peng, an individual (the “Peng”). Pursuant to the Expired Agreement, Goldenrise agreed to sell Peng 12,000,000 restricted common stock shares of the Company. As consideration for the shares, Peng was obligated to pay $400,000 to Goldenrise on or before June 15, 2017. The purchase price was not paid and the Expired Agreement terminated by its terms on June 15, 2017 and is no further force or effect.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text thereof, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Commission on April 4, 2017, and incorporated by reference into this Item 1.02.

Item 8.01          Other Events

The Company has changed its principal executive office address to 2 Park Plaza, Suite 400, Irvine, CA 92691. The telephone number of the Company is (949) 769-3536.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement dated June 28, 2017, by and between Goldenrise Development, Inc. and Mr. Michael R. Dunn

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

June 29, 2017	CLOUD SECURITY CORPORATION.

/s/ Michael R. Dunn
Name: Michael R. Dunn
Title: Chief Executive Officer
Chief Financial Officer

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